EMPLOYMENT AGREEMENT WITH JAMES M. BOYD, JR.


	EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 7th day of February, 1997 by and between Sigma Alpha Group Ltd. (the "Company" or "SGAL"), a Delaware corporation, and James M. Boyd, Jr. (the "Executive" or "Vice President of Finance/Chief Accounting Officer").

	Background

	The Executive is to be employed by the Company as Vice President of Finance/Chief Accounting Officer. The parties desire to set forth herein, as well as confirm, the terms and conditions of the Executive's employment by the Company after the date of this Agreement. Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

	1.   Employment.

(a) Duties.   The Company shall employ the Executive, on the terms
set forth in this Agreement, as its Vice President of Finance/Chief Accounting Officer. The Executive accepts such employment with the Company and shall perform such duties as are assigned to him hereunder, devoting his best efforts to the performance and fulfillment of his duties and to the advancement of the interests of the Company. Subject only to the general direction, of the Company's Board of Directors (the "Board"), the Chairman of the Company and such other persons designated by the Chairman of the Company. The Executive shall have responsibility to assist the management team in making decisions related to day to day operation of the Company, to assist in preparation of a business plan for the financial future of the Company and to exercise his judgement in the execution of his responsibilities.

	At no time will the Executive engage in any activity that conflicts with the business of the Company or significantly distracts his attention from the affairs of the Company.

	Nothing contained herein shall be construed, however, to prevent the Executive from accruing or managing, for his own account and benefit, stocks, bonds, securities, real estate, commodities or other forms of investments.

		(b)  Place of Performance.	In connection with his employment by
the Company, the Executive shall be based at the Company's principal executive offices located in the greater Philadelphia area, except for required travel on
Company business.  The Company shall furnish Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to Executive's position and adequate for the performance of his duties hereunder.

2. Term.   The Executive's employment in accord herewith is effective
February 10, 1997 under this Agreement, and shall continue from the date hereof (the "Commencement/Confirmation Date") and shall, unless sooner terminated in accordance with the provisions hereof, continue uninterrupted for a period of three (3) years from the Commencement/Confirmation Date (the "Term").

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	3.   Compensation.

(a) Base Salary.   During the Term the Executive shall be entitled
to receive an annual salary (the "Base Salary") payable in installments at such times as the Company customarily pays its other Executive employees (but in any event no less often than monthly and calculated as follows:

(1) The Base Salary for the first year following the Commencement/Confirmation Date shall be $90,000 per year which shall be increased to $95,000 per year after the first three months of employment.

(2) for each year thereafter, the Company shall increase the Base Salary respectively by not less than (i) Five percent (5%), Six percent (6%) and Seven percent (7%) or (ii) such amount as approved by the Company Board of Directors and CEO. Each such increase shall be cumulative so that the Base Salary for each succeeding year shall include the prior year's increase. The Base Salary, as adjusted, and the Executive's benefit coverage then in effect shall continue to be paid and provided to the Executive during any period of physical or mental incapacity for a maximum period of 180 days unless the Executive's employment is terminated as hereinafter provided.

      	(b)  Health Insurance and Other Benefits.	During the Term the
Executive shall be entitled to all employees benefits offered by the Company to its senior executives and key management employees, including, all pension, profit sharing, retirement, stock bonus, stock option, expense reimbursement, and Company Credit Card. Also, any hospitalization insurance, major medical insurance, medical reimbursement, or any other benefit plan or arrangement established and maintained by the Company shall include the Executive. The Company presently does not have a plan for hospitalization and major medical therefore the Executive shall be entitled to reimbursement of these coverages for the executive and his spouse and children which shall be equivalent in value to Blue Cross/Blue Shield coverage.

(b) Reimbursement of expenses. The Executive shall be reimbursed bi-weekly for all items of travel, entertainment and miscellaneous expenses which the executive reasonably incurs in connection with the performance of his duties hereunder, provided that the executive submit to the Company such statements and other evidence supporting said expenses as the Company may reasonably require. The Executive shall also be reimbursed for his professional licensing fees and continuing professional education expenses necessary to maintain his certified public accounting license in Pennsylvania, as well as any professional association dues.

4. Vacations. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company, but not less than two (2) weeks the first year and three (3) weeks the second and third year in any calendar year (prorated hereunder for less than the entire year in accordance with the number of days in such calendar year during which he is so employed.) The Executive shall also be entitled to all paid holidays given by the Company to its Employees.

5. Equity Interest in Company. The Company shall arrange for issuance to the Executive as of the Commencement Date shares of the Company's common stock bearing restrictions.

	a) 	Common Stock

		The Company shall arrange for issuance of 5,000 shares of common stock carrying a Rule 144 legend as consideration for entering into this agreement. The shares of common stock shall be held at the Company offices and released to the Executive after two years from the date of this Agreement. In the event the Executive terminates his employment with the Company prior to the initial two years the Executive shall forfeit his rights to the common stock.

	b)	Stock Options

		The Company shall grant the Executive an option to purchase 25,000 shares of common stock at the current market price as of the date his employment commences. In addition after each year of employment, the Company shall grant the Executive a minimum additional option to purchase 10,000 shares of common stock at the then current market price. All stock options shall remain in effect for a period of two years from the date of the grant except upon termination of the Executive's employment, in which case he shall have 30 days to exercise the stock options for which he is entitled, thereafter the stock options shall be canceled.

  	6.	Termination of Employment.

(a) Death or Total Disability. In the event of the death of the Executive during the Term, this Agreement shall terminate as of the date of the Executive's death and the Company shall pay to such person as the Executive shall designate in a written notice filed with the Company, or if no such person shall be designated, to his estate as a lump sum death benefit, two months of the Executive's Base Salary as in effect on the date of the Executive's death in addition to any other payments to which Executive's estate or beneficiaries may be entitled to receive under any pension or employee benefit plan maintained by the Company. In the event of the Total Disability (as that term is defined below) of the Executive for a two (2) month period during the Term, the Company shall have the right to terminate this Agreement by giving the Executive thirty (30) days prior written notice thereof, and upon the expiration of such thirty (30) day period, the Executive's employment under this Agreement shall terminate. If the Executive shall resume his duties within thirty (30) days after receipt of such a notice of termination and continue to perform such duties for four (4) consecutive weeks thereafter, this Agreement shall continue in full force and effect, without any reduction in Base Salary, and other benefits, and the notice of termination shall be considered null and void and of no effect.

	Upon termination of this Agreement under this Section 6(a), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Executive's estate or the Executive, as the case may be.

	The term "Total Disability", as used herein, shall mean a mental or physical condition which, in the reasonable opinion of an independent unbiased medical doctor selected by the Company renders the Executive unable or incompetent to carry out the duties and responsibilities of the Executive under this Agreement at the time the disabling condition was incurred.

(b) Discharge for Cause. The Company may discharge the Executive for Cause and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement the Company shall have "Cause" to terminate the Executive's employment if the Executive, in the reasonable judgment of the Company, (i) willfully fails to perform any reasonable directive of the Company's business (other than any such failure resulting from the Executive's Total Disability, as defined in subsection (a), above); (ii) materially breaches any of his agreements, duties, or obligations under this Agreement; (iii) embezzles or converts to his own use any funds of the Company or any client or customer of the Company; (iv) destroys or converts to his own use any property of the Company, without the Company's consent; () is convicted of a felony; (vi) is adjudicated an incompetent; or (vii) is habitually intoxicated or is addicted to a controlled substance (as that term is defined in the law) or any drug whatsoever. For purposes of this subsection, the Executive shall not be deemed to have "willfully" failed to perform any reasonable directive of the Company unless in any such failure to perform the Executive lacked good faith and a reasonable belief that such failure was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until the Executive has received five (5) days prior written notice ("Dismissal Notice") of such termination. In the event the Executive does not dispute such determination within fifteen (15) days after receipt of the Dismissal Notice, the Executive's employment hereunder shall be terminated on the 16th Day.


	In the event that the Executive disputes such determination that Cause exists for suspending his employment hereunder, the Executive shall serve the Company with written notice of such dispute ("Dispute Notice") within fifteen
(15) days after receipt of the Dismissal Notice. Within fifteen (15) days thereafter, the Executive shall, in accordance with the Rules of the American Arbitration Association (AAA) (including but not limited to subpoena power, medical examination, all pre-trial discovery, attorney with motions and petitions, and), file a petition with the AAA for arbitration of the dispute before three (3) arbitrators, the costs thereof to be shared equally by the Executive and the Company unless an order of the AAA provides otherwise. In the event the Executive serves a Dispute Notice upon the Company, the Executive shall continue to receive one-half (1/2) of his Base Salary from the Company and the other one-half (1/2) of the Base Salary shall be placed in an interest-bearing escrow account mutually agreeable to the parties. In the event the AAA determines that Cause existed for the termination, the escrowed funds and accrued interest shall be paid to the Company, and the Executive's employment hereunder shall be terminated forthwith. However, in the event the AAA determines that the Executive was terminated without Cause, the escrowed funds and accrued interest shall be paid to the Executive in addition to the reasonable legal costs incurred by the Executive. During the period of the arbitration, the Executive shall be relieved of all duties to be performed on behalf of the Company. The parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their right to appeal therefrom. The decision of the Arbitrators shall be entered of record in a court of competent jurisdiction. Once it has been finally determined that the Company has discharged the Executive for Cause, the Company shall have no further obligations or liabilities under this Agreement. This does not waive any claim which the Company may have against the Executive for damages.

		(c)	Severance without Cause or for Good Reason.
      De-Facto Termination.

(1) In the event that the Executive's employment is terminated by the Company without Cause, as defined in subparagraph (b), above, for a reason other than death or Total Disability, or the Executive shall resign for "Good Reason, as defined below,

(i) the Executive's Base Salary on the exact basis described in "Section 3. Compensation" of this Contract as then in effect shall continue to be paid for the lesser period of six (6) months or for such term as mutually agreed between the Company and the Executive; and

(ii) the Company shall maintain in effect, for the continued benefit of the Executive, for the same period described in paragraph 6c (1) (i) all of the employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Executive's continued participation provided same is possible under the general terms and provisions of such benefit plans and programs or reimburse the Executive for the equivalent value of the premiums for same. Moreover, during the payment period the Company shall provide the Executive with such reasonable administrative and secretarial support services as may be necessary or appropriate in order to assist the Executive in finding new employment or the Executive may select an outplacement service to be paid for by the Company at a cost not to exceed $5,000.00.

			(2)  For purposes of this Section 6(c), "Good Reason" shall mean:
(i) an assignment to the Executive of any duties
inconsistent with, or a material change in the nature or scope of, the
Executive's responsibilities, authority or duties;

(ii) the failure by the Company to comply with the provisions of this Agreement or the failure of the Company to obtain the assumption of the commitment to perform this Agreement by any successor corporation;

(iii) ill health of the Executive or a member of his family, or any other compelling personal circumstance which, in the mutual discretion of the Executive, and the President of the Company makes the Executive's continued employment hereunder impossible, or inappropriate, and

(iv) a change in control of the Company. For purposes of this subsection, a "change in control" shall be deemed to have occurred if
(1) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board (or of the board of directors of any successor to the Company or to all or substantially all of its assets), or (2) any entity, person or Group other than the Company in a transaction or series of transactions that result in such entity, person or group directly or indirectly owning beneficially 51% or more of the outstanding shares.

		As used herein, "Control Transaction" shall be (1) any tender offer for or acquisition of capital stock of the Company, (2) any merger, consolidation, or sale of all or substantially all of the assets of the Company which has been approved by the stockholders, (3) any contested election of directors of the Company, or (4) any combination of the foregoing which results in a change in voting power sufficient to elect a majority of the Board.  As used herein, "Group" shall mean persons who act in concert as described in
Section 123(d) and/or 14(d)(2) of the Securities Exchange Act of 1934, as
amended.

(c) Resignation. The Executive may voluntarily terminate his employment under this Agreement without Good Reason, as defined in subsection
(c), above, by giving the Company thirty (30) days prior written notice thereof, and upon the expiration of such thirty (30) day period, the Executive's employment under this Agreement shall terminate, and the Company shall have no further obligations or liabilities under this Agreement except to pay the Executive the portion, if any, that remains unpaid of the Base Salary and unpaid accrued prorated vacation for the period up to the date of termination. Resignation as defined herein must be in written form to the Board, witnessed and signed by for the Executive.

6. No Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise.

	7.	Miscellaneous.

(a) Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt-requested. Notice shall be deemed to have been given when so hand-delivered or when so deposited in the U.S. Mail, property addressed to the other party. The addresses are:

To the Company:	Peter S. Pelullo
			             Chairman/CEO
             			Sigma Alpha Group,Ltd.
             			1341 N. Delaware Avenue
             			Phila., PA  19125

To the Executive:	James M. Boyd, Jr.
                  7 Lone Beech Lane
                  Glen Mills, PA 19342

The foregoing addresses may be changed at any time by notice given in the manner herein provided.

(b) Integration; Modification. This Agreement constitutes the entire understanding and agreement between the Company and the Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors, and assigns, except that this Agreement may not be assigned by the Executive. In the event the Company fails to obtain an express agreement from any successor (whether direct or indirect) to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, such failure shall be a breach of this Agreement and shall entitle the Executive to a continuation of compensation from the Company in an amount equal to payment for a period of 6 months; and it shall be on the same terms as he would be entitled to under
Section 7(c) as if he terminated his employment for Good Reason, except for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination (along with increased compensation).

(d) Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

(e) Governing Law and Interpretation. This Agreement shall be governed by the internal laws of the Commonwealth of Pennsylvania.

(f) Headings. The headings of the various sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

(g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


	IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company, its subsidiaries and affiliates by its duly authorized officer on the date first above written.

                			SIGMA ALPHA GROUP, LTD.

                         	By:

                     s/Peter S. Pelullo
                     __________________
               			   Peter S. Pelullo, Chairman/CEO



                     s/James M. Boyd, Jr.
               			   ___________________
                     James M. Boyd, Jr.